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                                                                   EXHIBIT 10.32

                    SECOND AMENDMENT TO SETTLEMENT AGREEMENT


               This Amendment, dated as of February 28, 2001 ("Amendment") to the Amendment to the Settlement Agreement, dated December 28, 2000, which amended the Settlement Agreement, dated as of October 17, 2000 ("Settlement Agreement"), is made by and between, on the one hand, The Harry Fox Agency, Inc. ("HFA"), a New York corporation, MPL Communications, Inc. ("MPL") a New York Corporation, and Peer International Corporation ("Peermusic"), a New Jersey corporation, and on the other hand, MP3.com, Inc. ("MP3.com"), a Delaware corporation.

                                    RECITALS


               WHEREAS, the parties hereto (the "Parties") wish to extend the deadline by which individual HFA publisher principals must approve the Settlement Agreement, as amended, so that the Parties can maximize the number of music publishers that participate in the settlement and secure any corresponding licenses provided therein; and

               WHEREAS, all capitalized terms used herein but not defined shall have the meanings given to such terms in the Settlement Agreement, as amended.

               NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, undertakings, and conditions set forth herein, and for value received, the sufficiency of which is hereby acknowledged, the Parties agree to amend the Settlement Agreement as follows:

                                    AGREEMENT


I.      Amendments

        A. Section 1.5 of the Settlement Agreement is hereby amended and restated in its entirety to read as follows:

               1.5 "Effective Date" shall mean the date that is the earlier of
               (i) March 30, 2001, or (ii) the date on which HFA returns all monies due to MP3.com, if any, pursuant to Sections 5.1 and 5.2, provided that this Settlement Agreement has not been terminated prior to such date pursuant to Sections 5.1(b), 5.2(b), or 9.1.

        B. Section 1.11 of the Settlement Agreement is hereby amended and restated in its entirety to read as follows:

               1.11 "Response Date" shall mean March 23, 2001.

        C. Section 5.1(a) of the Settlement Agreement is hereby amended and restated to read as follows:


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               5.1    Settlement Payment

                      (a) Fifteen million dollars ($15,000,000) of the Total
               Payment (the "Settlement Payment") shall be used to settle claims against MP3.com pursuant to Section 2 above. In the event that HFA does not receive by the Response Date executed endorsements of Settlement and License Notice and Authorization forms from all of the Relevant HFA Publisher-Principals, HFA will return to MP3.com an amount that shall be calculated by multiplying the Settlement Payment by the Percent Market Share, and then subtracting that figure from the Settlement Payment. HFA shall return such amount, if any, with accrued interest, to MP3.com by wire transfer on or by March 30, 2001. For purposes of this Section only, Percent Market Share shall be calculated by determining the percentage of Total Revenues attributable to the Settling HFA Publisher-Principals and Additional Settling HFA Publisher-Principals combined, and Total Revenues shall be the sum of all royalties distributed to Relevant HFA Publisher-Principals by HFA over the previous two (2) full calendar years (i.e., 1998 and 1999).

        D. Section 5.2(a) of the Settlement Agreement is hereby amended and restated to read as follows:

               5.2    Advance Payment.

                      (a) Fifteen million dollars ($15,000,000) of the Total
               Payment (the "Advance Payment") shall be used as a recoupable, nonrefundable advance to Licensing HFA Publisher-Principals for royalties due under licenses issued pursuant to the Governing Agreement during the term thereof. In the event that HFA does not receive by the Response Date written authorization to issue licenses to MP3.com for the use of Copyrighted Works as provided in the Governing Agreement, in the form of executed endorsements of Settlement and License Notice and Authorization forms or License Only Notice and Authorization forms, from all of HFA's Publisher-Principals, excluding Universal Music Group and its Affiliates, HFA will return to MP3.com an amount that shall be calculated by multiplying the Advance Payment by the Percent Market Share, and then subtracting that figure from the Advance Payment. HFA shall return such amount, if any, with accrued interest, to MP3.com by wire transfer on or by March 30, 2001. For purposes of this Section only, Percent Market Share shall be calculated by determining the percentage of Total Revenues attributable to Licensing HFA Publisher-Principals, provided, however, that, consistent with Section 5.2(c), should a Licensing HFA Publisher-Principal, in accordance with the Settlement and License Notice and Authorization or License Only Notice and Authorization, choose to license some, but not all, of its Copyrighted Works, that Licensing HFA Publisher-Principal's revenues will be determined based solely on the revenues generated by the Copyrighted Works it has licensed. For purposes of this Section only, Total Revenues shall be the sum of all royalties distributed to HFA Publisher-Principals, excluding Universal Music Group and its Affiliates, by HFA over the previous two (2) full calendar years (i.e., 1998 and 1999).


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II. Controlling Document. The provisions of the Settlement Agreement, as modified by this Amendment and the Amendment dated December 28, 2000, shall remain in full force and effect. The parties acknowledge that the Letter Agreement ("Letter Agreement"), dated as of December 4, 2000, as amended, between MP3.com and HFA, including but not limited to MP3.com's waivers of Sections 5.1(b) and 5.2(b) of the Settlement Agreement, remains in full force and effect in its entirety, except that all capitalized terms in the second paragraph of the Letter Agreement shall have the meaning set forth in the Settlement Agreement, as modified by this Amendment.

III. Counterparts. This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the Parties hereto, and all of which together shall constitute one instrument. This Amendment may be executed and delivered by facsimile and the Parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each Party may use such facsimile signatures as evidence of the execution and delivery of this Amendment by all Parties to the same extent that an original signature could be used.


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               IN WITNESS WHEREOF, the Parties have caused this Amendment to the
Settlement Agreement to be executed by their duly authorized representatives as of the date first above written.


                                    THE HARRY FOX AGENCY, INC.


                                    By: /s/ ROBERT SHAW
                                       ----------------------------------
                                    Name: Robert Shaw
                                    Title: COO

                                    MPL COMMUNICATIONS, INC.


                                    By: /s/ unreadable
                                       ----------------------------------
                                    Name:
                                    Title:  Vice President

                                    PEER INTERNATIONAL CORPORATION


                                    By: /s/ RALPH PEER II
                                       ----------------------------------
                                    Name: Ralph Peer
                                    Title: Chairman

                                    MP3.COM, INC.


                                    By: /s/ DERRICK OIEN
                                       ----------------------------------
                                    Name: Derrick Oien
                                    Title:  Chief Operating Officer



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